Registration No. 33-57785



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                    ________________________

                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            Form S-8
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933
                    ________________________

                       SPRINT CORPORATION
     (Exact name of registrant as specified in its charter)

            Kansas                        48-0457967
       (State or other                 (I.R.S. Employer
         jurisdiction                 Identification No.)
     of incorporation or
        organization)

       Post Office Box 11315, Kansas City, Missouri  64112
            (Address of principal executive offices)
                    ________________________

          SPRINT CORPORATION 1990 RESTRICTED STOCK PLAN
                    (Full title of the Plan)
                    ________________________

                          DON A. JENSEN
                  Vice President and Secretary
                         P.O. Box 11315
                  Kansas City, Missouri  64112
             (Name and address of agent for service)

	  	Telephone number, including area code, of
				agent for service:
                         (913) 624-3326




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     Sprint Corporation has heretofore filed Registration
Statement No. 33-57785 which initially registered 100,000 shares of Common Stock, par value $2.50 per share (the
"Common Stock"), for issuance under the 1990 Restricted
Stock Plan (the "Plan"). All of the shares of Common Stock covered by the Registration Statement have been issued pursuant to the Plan.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westwood, State of Kansas, on the 25th day of August, 1998.

                              SPRINT CORPORATION

                         By     /s/ A.B. Krause
                            (A.B. Krause, Executive Vice
					President and Chief
					    Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                   Title                         Date
                                                 )
                       Chairman of the Board     )
W. T. ESREY *          and Chief Executive 	 )
			     Officer 			 )
                       (Principal Executive 	 )
                       Officer)                  )
								 )
                       Executive Vice President- )
                       Chief Financial Officer   )
                       (Principal Financial 	 )
/s/ A.B. Krause        Officer)			 )
(A. B. Krause)                                   )
                                                 )
                       Senior Vice President and )
JOHN P. MEYER*         Controller                ) August 25,
								 )    1998
                       (Principal Accounting 	 )
                       Officer)                  )
								 )
DUBOSE AUSLEY*         Director                  )
                                                 )
W. L. BATTS *          Director                  )
                                                 )
                       Director                  )
(Michele Bon)                                    )
                                                 )

                                                 )
                       Director                  )
(I. O. Hockaday, Jr.)  					 )
                                                 )
HAROLD S. HOOK *       Director                  )
                                                 )
RONALD T. LEMAY *      Director                  )
                                                 )
LINDA K. LORIMER*      Director                  ) August 25,
								 )    1998
                                                 )
C. E. RICE *           Director                  )
                                                 )
                       Director                  )
(Ron Sommer)                                     )
                                                 )
STEWART TURLEY *       Director                  )


/S/ A.B. Krause
* (Signed by A.B. Krause, Attorney-in-Fact,
pursuant to Power of Attorney filed with
this Registration Statement No. 33-57785)